UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 3, 2019

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange

Floating Rate AT&T Inc. Global Notes due August 3, 2020	T 20C	New York Stock Exchange

1.875% AT&T Inc. Global Notes due December 4, 2020	T 20	New York Stock Exchange

2.65% AT&T Inc. Global Notes due December 17, 2021	T 21B	New York Stock Exchange

1.45% AT&T Inc. Global Notes due June 1, 2022	T 22B	New York Stock Exchange

2.50% AT&T Inc. Global Notes due March 15, 2023	T 23	New York Stock Exchange

Floating Rate AT&T Inc. Global Notes due September 5, 2023	T23 D	New York Stock Exchange

1.05% AT&T Inc. Global Notes due September 5, 2023	T 23E	New York Stock Exchange

1.950% AT&T Inc. Global Notes due September 15, 2023	T 23F	New York Stock Exchange

1.30% AT&T Inc. Global Notes due September 5, 2023	T 23A	New York Stock Exchange

2.75% AT&T Inc. Global Notes due May 19, 2023	T 23C	New York Stock Exchange

2.40% AT&T Inc. Global Notes due March 15, 2024	T 24A	New York Stock Exchange

3.50% AT&T Inc. Global Notes due December 17, 2025	T 25	New York Stock Exchange

1.80% AT&T Inc. Global Notes due September 5, 2026	T 26D	New York Stock Exchange

2.90% AT&T Inc. Global Notes due December 4, 2026	T 26A	New York Stock Exchange

2.35% AT&T Inc. Global Notes due September 5, 2029	T 29D	New York Stock Exchange

4.375% AT&T Inc. Global Notes due September 14, 2029	T 29B	New York Stock Exchange

2.60% AT&T Inc. Global Notes due December 17, 2029	T 29A	New York Stock Exchange

3.55% AT&T Inc. Global Notes due December 17, 2032	T 32	New York Stock Exchange

5.20% AT&T Inc. Global Notes due November 18, 2033	T 33	New York Stock Exchange

3.375% AT&T Inc. Global Notes due March 15, 2034	T 34	New York Stock Exchange

2.45% AT&T Inc. Global Notes due March 15, 2035	T 35	New York Stock Exchange

3.15% AT&T Inc. Global Notes due September 4, 2036	T 36A	New York Stock Exchange

7.00% AT&T Inc. Global Notes due April 30, 2040	T 40	New York Stock Exchange

4.25% AT&T Inc. Global Notes due June 1, 2043	T 43	New York Stock Exchange

4.875% AT&T Inc. Global Notes due June 1, 2044	T 44	New York Stock Exchange

5.35% AT&T Inc. Global Notes due November 1, 2066	TBB	New York Stock Exchange

5.625% AT&T Inc. Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, the Board of Directors of AT&T Inc. (“AT&T” or the “Company”) appointed John Stankey (age 56) as the Company’s President & Chief Operating Officer effective October 1, 2019. In this new role, Mr. Stankey will be responsible for AT&T Communications, WarnerMedia and Xandr.

On October 1, 2019, Jeff McElfresh (age 48), will become CEO of AT&T Communications, LLC, replacing John Donovan, who is leaving the Company. Mr. McElfresh is currently President – AT&T Technology and Operations, AT&T Communications, LLC.

Mr. Stankey has served in senior leadership roles with AT&T or its subsidiaries since 2003. In addition, he will remain CEO of WarnerMedia, a position he has held since the company was acquired by AT&T in June 2018. Prior to that, he served as Senior Executive Vice President for the AT&T/Time Warner Integration Planning organization (2017 to 2018) and before that, he was CEO of the AT&T Entertainment Group (2015 to 2017), each on behalf of AT&T Services, Inc. Prior to those positions, he served as Chief Strategy Officer for AT&T (2012 to 2016).

Mr. Stankey’s compensation in connection with his appointment as President & Chief Operating Officer has not been determined at this time.

As previously reported in our 2019 Proxy Statement, the employment by a subsidiary of AT&T of a sister-in-law of Mr. Stankey was approved by the Corporate Governance and Nominating Committee under the Company’s Related Party Transactions Policy. The rate of pay for this employee is similar to that paid for comparable positions at the Company. The employee was paid $132,530 during 2018 and is expected to receive comparable compensation in 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 3, 2019	By:	/s/ Wayne A. Wirtz
Wayne A. Wirtz
Assistant Secretary